CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2006 Compensation Incentive Plan of Allot Communications Ltd., of our report dated June 28, 2007, with respect to the consolidated financial statements of Allot Communications Ltd. included in its annual report on Form 20-F for the year ended December 31, 2006, filed with the Securities and Exchange Commission.

/s/ KOST FORER GABBAY & KASIERER

Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
February 12, 2008	A Member of Ernst & Young Global